AGREEMENT IN SETTLEMENT OF CONSULTING SERVICES DEBT

THIS AGREEMENT made as of the 6 th day of March 2004.

BETWEEN:   Martin Barrs , of San Francisco, California            and

CALIFORNIA NEWS TECH , of 529 Buchanan St., San Francisco, California, 94102

WHEREAS :

A. California News Tech, (the "Company") failed to pay its full consulting services expense for the year ended December 31, 2003 to its officers.

B. Martin Barrs ("Officer"), the Company's Chief Technology Officer and Director, has not been paid a total of $11,200 for services rendered to the Company during the year ended December 31, 2003.

C. The parties desire to enter into an agreement whereby the Company will issue a promissory note to Officer in consideration for services rendered to the Company.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

1.    The Company hereby agrees to issue a promissory note to Officer in the amount of $11,200 with zero percent (0%) interest per annum which shall become due and payable on March 6, 2006 in consideration for services rendered to the Company by Officer during the year ended December 31, 2003.

2.   This Promissory Note is made in settlement of all professional consulting fees owed to Officer to December 31, 2003 . This note shall not be transferable, assignable, nor collateralized.

3.   The Company has the right to repay the entire amount due before March 6, 2006 without penalty. Repayment of the note shall not be made with funds raised from the sale of stock in the initial public offering during the year 2004.

4.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed on this 4 th day of April, 2004

California News Tech

/s/ Marian Munz                                                                                                                                         /s/ Martin Barrs
By: Marian Munz                        By: Martin Barrs
Its: President

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